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Exhibit 99T3E.5

        NOTICE OF GUARANTEED DELIVERY

CHEROKEE INTERNATIONAL CORPORATION

Offer to Exchange
Units, Consisting of 5 1/4% Senior Notes due 2008
and Warrants to Purchase Shares of Common Stock,
or
12% Pay-In-Kind Senior Convertible Notes due 2008
for any and all outstanding
10 1/2% Senior Subordinated Notes due 2009
issued by Cherokee International Corporation and Cherokee International, LLC
(CUSIP No. 164452 AB0)
and Solicitation of Consents for Amendment of the Indenture
for the 10 1/2% Senior Subordinated Notes due 2009

Pursuant to the Confidential Offering Circular and Consent Solicitation Statement

Dated October 28, 2002

  THE EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON NOVEMBER 25, 2002, UNLESS EXTENDED OR EARLIER TERMINATED BY US (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION TIME").

        This Notice of Guaranteed Delivery ("Notice") relates to the offer to exchange (the "Exchange Offer") by Cherokee International Corporation (formerly, Cherokee International Finance, Inc., "Cherokee"), for each $1,000 principal amount of outstanding 10 1/2% Senior Subordinated Notes due 2009 (the "Existing Notes") issued by Cherokee and Cherokee International, LLC ("Cherokee LLC"), at the option of each registered holder of Existing Notes (the "Holders"), any one of the following, but not a combination thereof: (i) 1 unit (each, a "Unit"), consisting of $1,000 principal amount of 5 1/4% Senior Notes due 2008 (the "New Senior Notes") to be issued by Cherokee and 1 warrant (each, a "Warrant") to purchase shares of common stock of Cherokee determined as provided in the Offering Circular (defined below), or (ii) $1,000 principal amount of 12% Pay-In-Kind Senior Convertible Notes due 2008 to be issued by Cherokee (the "New Convertible Notes"), which will be convertible into shares of common stock of Cherokee determined as provided in the Offering Circular. In connection with the Exchange Offer, Cherokee is also soliciting (the "Consent Solicitation") from Holders as of the close of business on September 12, 2002 (the "Record Date" and such Holders, the "Record Date Holders") consents (the "Consents") to certain proposed amendments to the indenture (the "Proposed Amendments") under which the Existing Notes were issued (the "Existing Indenture").

The Exchange Agent for the Exchange Offer and Consent Solicitation is:	The Information Agent for the Exchange Offer and Consent Solicitation is:
U.S. Bank, N.A.

        Delivery of this notice to an address, or transmission by facsimile, other than as set forth herein, will not constitute a valid delivery. The instructions contained herein should be read carefully before this Notice is completed.

        This Notice is not to be used to guarantee signatures. If a signature on a Consent and Letter of Transmittal is required to be guaranteed by an "Medallion Signature Guarantor" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Consent and Letter of Transmittal.

        You must use this Notice, or one substantially equivalent to this form, to tender your Existing Notes in the Exchange Offer (and, if the Record Date Holder, to deliver the related Consents with respect thereto) if, on or prior to the Expiration Time, as applicable, either (i) the procedures for book-entry delivery of your Existing Notes cannot be completed, or (ii) you are unable to properly complete and sign the Consent and Letter of Transmittal, or a manually signed facsimile thereof, in accordance with the instructions contained in the Consent and Letter of Transmittal, and deliver the Consent and Letter of Transmittal, and any required signature guarantees, the signature of the Record Date Holder (or its duly appointed proxy) with regard to the Consent, and other required documents, together with your certificates representing the Existing Notes being tendered, to U.S. Bank, N.A. (the "Exchange Agent"), at the addresses or facsimile numbers set forth above. This Notice may be delivered by hand, overnight courier or mail, or transmitted via facsimile, to the Exchange Agent and must be received by the Exchange Agent at, or prior to, the Expiration Time. The Exchange Offer and Consent Solicitation are made on the terms and subject to the conditions set forth in the enclosed Confidential Offering Circular and Consent Solicitation Statement dated October 28, 2002 (the "Offering Circular") and the accompanying Consent and Letter of Transmittal.

        In order to utilize the guaranteed delivery procedure to tender Existing Notes pursuant to the Exchange Offer (and, if the Record Date Holder, to deliver the related Consents with respect thereto), either (i)(a) you must guarantee that the procedures for book-entry delivery of such Existing Notes will be completed, and that the Exchange Agent will receive an Agent's Message and a properly completed, dated and duly executed Consent and Letter of Transmittal relating to such Existing Notes (or a manually signed facsimile thereof), with any required signature guarantees and the signature of the Record Date Holder (or its duly appointed proxy) with regard to the Consent, in each case, within three New York Stock Exchange trading days after the date of execution of this Notice, and (b) the Exchange Agent must actually receive a book-entry delivery of such Existing Notes into the account of the Exchange Agent at DTC, together with an Agent's Message and a properly completed, dated and duly executed Consent and Letter of Transmittal (or a manually signed facsimile thereof), within three New York Stock Exchange trading days after the date of execution of this Notice; or (ii)(a) you must guarantee that the Exchange Agent will receive a properly completed, dated and duly executed Consent and Letter of Transmittal relating to such Existing Notes (or a manually signed facsimile thereof), with any required signature guarantees, the signature of the Record Date Holder (or its duly appointed proxy) with regard to the Consent, and other required documents, together with the certificates evidencing such Existing Notes, within three New York Stock Exchange trading days after the date of execution of this Notice, and (b) the Exchange Agent must actually receive such certificates evidencing such Existing Notes, together with a properly completed, dated and duly executed Consent and Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, the signature of the Record Date Holder (or its duly appointed proxy) with regard to the Consent, and other required documents, within three New York Stock Exchange trading days after the date of execution of this Notice.

Ladies and Gentlemen:

        The undersigned hereby tenders to Cherokee International Corporation ("Cherokee"), upon the terms and subject to the conditions set forth in the Confidential Offering Circular and Consent Solicitation Statement, dated October 28, 2002 (the "Offering Circular"), and the related Consent and Letter of Transmittal, receipt of each of which the undersigned hereby acknowledges, the aggregate principal amount of Existing Notes set forth below, pursuant to the guaranteed delivery procedures described in the Consent and Letter of Transmittal and under the caption "The Exchange Offer and Consent Solicitation—Procedures for Tendering Existing Notes and Delivering Consents" in the Offering Circular. In addition, if the undersigned is also the Record Date Holder, the undersigned hereby delivers the related Consent to the Proposed Amendments. The undersigned understands that if it is not the Record Date Holder, the separate Consent of the Record Date Holder (or its duly appointed proxy) is required in order for this Notice to be accepted by Cherokee.

  Aggregate Principal Amount of Existing Notes Tendered

  Name(s) of Registered Holders

  Name of Eligible Guarantor Institution Guaranteeing Delivery

  Provide the following information for Existing Notes certificates to be delivered to the Exchange Agent:

  Certificate Numbers for Existing Notes Tendered

  Provide the following information for Existing Notes to be tendered by book-entry delivery:

  Name of Tendering Institution

  DTC Account Number

  All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

  PLEASE SIGN HERE

  x

  x

  Signature(s) of Owner(s)                            Date

  or Authorized Signatory

  Area Code and Telephone Number

  Must be signed by the holder(s) of the Existing Notes being tendered as the name(s) appear(s) on the certificates evidencing such Existing Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below. Please print name(s) and address(es).

  Name(s):

  Capacity:

  Address(es):

GUARANTEE
(Not To Be Used For Signature Guarantees)

        The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "Eligible Guarantor Institution," which definition includes: (i) Banks (as that term is defined in Section 3(a) of the Federal Deposit Insurance Act); (ii) Brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers, and government securities brokers, as those terms are defined under the Act; (iii) Credit unions (as that term is defined in Section 19(b)(1)(A) of the Federal Reserve Act); (iv) National securities exchanges, registered securities associations, and clearing agencies, as those terms are used under the Act; and (v) Savings associations (as that term is defined in Section 3(b) of the Federal Deposit Insurance Act), hereby guarantees to deliver to the Exchange Agent, within three New York Stock Exchange trading days after the date of execution of this Notice, the Existing Notes tendered hereby, either: (a) by book-entry transfer, to the account of the Exchange Agent at DTC, pursuant to the procedures for book-entry delivery set forth in the Offering Circular, together with an Agent's Message and one or more properly completed, dated and duly executed Consent and Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, the signature of the Record Date Holder (or its duly appointed proxy) with regard to the Consent, and any other required documents, or (b) by delivering certificates representing the Existing Notes tendered hereby, together with the properly completed, dated and duly executed Consent and Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, the signature of the Record Date Holder (or its duly appointed proxy) with regard to the Consent, and any other required documents.

        The undersigned acknowledges that it must deliver the Existing Notes tendered hereby, either (i) by book-entry transfer into the account of the Exchange Agent at DTC, together with an Agent's Message, and the Consent and Letter of Transmittal (or a manually signed facsimile thereof), the signature of the Record Date Holder (or its duly appointed proxy) with regard to the Consent, and any required signature guarantees and other required documents, or (ii) by delivering to the Exchange Agent certificates representing the Existing Notes tendered hereby, together with the Consent and Letter of Transmittal (or a manually signed facsimile thereof), the signature of the Record Date Holder (or its duly appointed proxy) with regard to the Consent, and any required signature guarantees and other required documents, in either case, within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

(Please Type or Print)
(Firm Name)	(Authorized Signature)
(Title)
(Firm Address)	(Date)
(Area Code and Telephone Number)

        DO NOT SEND PHYSICAL CERTIFICATES REPRESENTING EXISTING NOTES WITH THIS NOTICE. SUCH PHYSICAL CERTIFICATES SHOULD BE SENT TO THE EXCHANGE AGENT, TOGETHER WITH A PROPERLY COMPLETED AND EXECUTED CONSENT AND LETTER OF TRANSMITTAL.

The Information Agent for the Exchange Offer and Consent Solicitation is:

17 State Street New York, NY 10004
Banks and Brokers call:
(212) 440-9800
All others call Toll Free:
(866) 835-3104

The Exchange Agent for the Exchange Offer and Consent Solicitation is:

U.S. Bank, N.A.

By Hand and Overnight Courier:	By Registered or Certified Mail:	By Facsimile:
180 East Fifth Street Saint Paul, MN 55101 Attn: Frank Leslie, Corporate Trust Services	180 East Fifth Street Saint Paul, MN 55101 Attn: Frank Leslie, Corporate Trust Services	(651) 244-0711
To Confirm by Telephone:
(651) 244-8677

        DELIVERY OF THIS NOTICE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

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GUARANTEE (Not To Be Used For Signature Guarantees)